Exhibit 99.1

Moleculin Announces Acceptance of Abstract to be Presented at the American Association for Cancer Research (AACR) Annual Meeting 2025

HOUSTON, April 17, 2025 — Moleculin Biotech, Inc., (Nasdaq: MBRX) (“Moleculin” or the “Company”), a late-stage pharmaceutical company with a broad portfolio of drug candidates targeting hard-to-treat cancers and viruses, today announced that an abstract regarding the Company’s next-generation anthracycline, Annamycin, has been selected for poster presentation at the American Association for Cancer Research (AACR) Annual Meeting 2025, taking place April 25-30, 2025, at the McCormick Place Convention Center in Chicago, IL.

Details of the presentation are as follows:

Title: Combining Annamycin, a Non-cardiotoxic Potent Topo II Poison, with Azacitidine, Cytarabine, Gemcitabine, Ifosfamide, Trabectedin, or Vincristine to Synergize Anticancer Effects and Identify Potential Clinical Applications

Track: Experimental and Molecular Therapeutics

Session: PO.ET02.03. Drug Combination Strategies for Cancer Treatment

Abstract Number: 1683/ 14

Presenter: Rafal Zielinski, Ph.D., Department of Experimental Therapeutics, Division of Cancer Medicine, MD Anderson Cancer Center

Date and Time: April 28, 2025, 9:00 AM – 12:00 PM ET

Location: Section 19

For more information and to view the abstract, visit the AACR Annual Meeting website.

About Moleculin Biotech, Inc.

Moleculin Biotech, Inc. is a Phase 3 clinical stage pharmaceutical company advancing a pipeline of therapeutic candidates addressing hard-to-treat tumors and viruses. The Company’s lead program, Annamycin, is a next-generation anthracycline designed to avoid multidrug resistance mechanisms and to eliminate the cardiotoxicity common with currently prescribed anthracyclines. Annamycin is currently in development for the treatment of relapsed or refractory acute myeloid leukemia (AML) and soft tissue sarcoma (STS) lung metastases.

The Company is initiating the MIRACLE (Moleculin R/R AML AnnAraC Clinical Evaluation) Trial (MB-108), a pivotal, adaptive design Phase 3 trial evaluating Annamycin in combination with cytarabine, together referred to as AnnAraC, for the treatment of relapsed or refractory acute myeloid leukemia. Following a successful Phase 1B/2 study (MB-106), with input from the FDA, the Company believes it has substantially de-risked the development pathway towards a potential approval for Annamycin for the treatment of AML. This study is subject to appropriate future filings with potential additional feedback from the FDA and their foreign equivalents.

Additionally, the Company is developing WP1066, an Immune/Transcription Modulator capable of inhibiting p-STAT3 and other oncogenic transcription factors while also stimulating a natural immune response, targeting brain tumors, pancreatic and other cancers. Moleculin is also engaged in the development of a portfolio of antimetabolites, including WP1122 for the potential treatment of pathogenic viruses, as well as certain cancer indications.

For more information about the Company, please visit www.moleculin.com and connect on X, LinkedIn and Facebook.

Forward-Looking Statements

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements in this press release include, without limitation, the timing of the achievements of each of the milestones in this press release. Moleculin will require significant additional financing, for which the Company has no commitments, in order to conduct its clinical trials as described in this press release, and the milestones described in this press release assume the Company’s ability to secure such financing on a timely basis. Although Moleculin believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Moleculin has attempted to identify forward-looking statements by terminology including ‘believes,’ ‘estimates,’ ‘anticipates,’ ‘expects,’ ‘plans,’ ‘projects,’ ‘intends,’ ‘potential,’ ‘may,’ ‘could,’ ‘might,’ ‘will,’ ‘should,’ ‘approximately’ or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including those discussed under Item 1A. “Risk Factors” in our most recently filed Form 10-K filed with the Securities and Exchange Commission (SEC) and updated from time to time in our Form 10-Q filings and in our other public filings with the SEC. Any forward-looking statements contained in this release speak only as of its date. We undertake no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

Investor Contact:
JTC Team, LLC

Jenene Thomas

(908) 824-0775

MBRX@jtcir.com